EXHIBIT 10.19

SECOND AMENDMENT TO

MASTER PRIVATE LABEL REMARKETING AGREEMENT

This Second Amendment (“Second Amendment”) to that certain Master Private Label Remarketing Agreement by and between Interwise, Inc. (“Interwise”) and Docent, Inc. (“Company”) dated 23 April, 2002, as amended by that certain First Amendment dated 30 September, 2002 (collectively, the “Agreement”) is made as of 31 March, 2003 (the “Second Amendment Effective Date”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

1.	Approved Resellers. The following Article II.W. is hereby added to the Agreement:

W. Approved Reseller: A reseller of the Docent Solution approved by Interwise pursuant to Section IV.E. of the Agreement.

2.	Distribution License: Demonstration License: Sublicenses: Restrictions. The Distribution, Demonstration and Evaluation Licenses set forth in Section IV.B. of the Agreement are hereby amended to permit Company to sublicense such licenses to a single tier of Approved Resellers.

3.	Approved Reseller Procedures. The following Article IV.E. is added to the Agreement:

E. Company shall notify Interwise of Company’s desire to add an Approved Reseller under this Agreement, using the Approved Reseller Request Form attached hereto. Interwise shall approve or disapprove such request in Interwise’s sole discretion, in writing, on or before ten (10) days after receipt of such request. Failure to provide such written approval or disapproval within such ten (10) day period shall be deemed disapproval. Company will enter into with its Approved Resellers sublicense agreements which protect Interwise’s rights in the Products at least to the same extent provided in this Agreement (each, a “Reseller Agreement”). In addition, the Reseller Agreement will expressly state that Interwise is a third party beneficiary of the Reseller Agreement and that the Product may only be used as part of the Docent Solution and according to the exact usage of the Docent Solution. Interwise may, at any time, review any such Reseller Agreement to monitor compliance with the foregoing. Promptly upon executing any Reseller Agreement, Company will provide Interwise with the name and address of such Approved Reseller and, upon request, a copy of the Reseller Agreement. Company will provide its Approved Resellers with support for the Docent Solutions as set forth in Article VI. I. Company will use reasonable efforts to pursue, at Company’s expense, any third parties in breach of a Company License or Reseller Agreement (or assign the claim to Interwise at Interwise’s request). Company agrees to cooperate and assist Interwise, at Interwise’s expense, in bringing legal action against any Company distributor, reseller or end user for unauthorized use, copying, or distribution of the Products. Company will perform any other actions reasonably necessary to assure adequate protection of Interwise’s interests in its intellectual property rights contained in the Products.

4.	No Other Changes. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized representatives.

INTERWISE	COMPANY

Interwise, Inc.	Docent, Inc

Signature	Signature

Name	Name

Title	Title

1	Confidential

Interwise, Inc. Approved Reseller Request Form

This form must be completed and approved by both Docent, Inc. and Interwise, Inc. to activate the Docent/Interwise reseller agreement with a specified Approved Reseller.

Please email this form to partners@interwise.com. Response time will be within ten (10) days.

1.1 Completed by Docent

Request Date

Docent Sales Contact:

Phone:

Email:

Proposed Approved Reseller Company

Name:

Proposed Approved Reseller Contact:

Title:

Department/Division:

Address:

City:

State:

Zip:

Please describe the nature of the potential reseller engagement:

Revenue Potential

Probability of Close

Estimated Close Date

Completed by Interwise

Proposed Approved Reseller Status with No relationship

Interwise

Current Interwise Account Mgr.

Phonee:

Email:

APPROVED

DISAPPROVED

Additional Comments: